CSMC06-2G6AR3 -- 6A3

CREDIT SUISSE FIRST BOSTON

Balance	$2,771,500.00	Delay	24	WAC	6.08000	WAM	357
Coupon	6.00000	Dated	02/01/2006	NET	5.75000	WALA	3
Settle	02/28/2006	First Payment	03/25/2006	Contrib Wac	6.08000

Price	1	2	3	4	5	6	7	8	9
	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield
96-00.00	6.389	6.432	6.499	6.610	6.677	6.737	7.101	7.525	7.764
96-16.00	6.345	6.382	6.440	6.535	6.593	6.644	6.957	7.321	7.527
97-00.00	6.301	6.332	6.381	6.460	6.509	6.552	6.814	7.119	7.291
97-16.00	6.258	6.283	6.322	6.386	6.426	6.460	6.672	6.918	7.057
98-00.00	6.214	6.233	6.263	6.312	6.343	6.369	6.531	6.719	6.825
98-16.00	6.171	6.185	6.205	6.239	6.260	6.278	6.390	6.520	6.594
99-00.00	6.129	6.136	6.148	6.167	6.178	6.189	6.251	6.323	6.364
99-16.00	6.087	6.088	6.091	6.095	6.097	6.099	6.112	6.127	6.136
100-00.00	6.045	6.041	6.034	6.023	6.016	6.010	5.974	5.933	5.909
Spread @ Center Price	164	166	168	173	176	179	193	207	216
WAL	22.04	17.25	13.01	9.36	7.99	7.09	4.21	2.87	2.43
Mod Durn	11.81	10.38	8.73	6.93	6.15	5.60	3.61	2.55	2.19
Principal Window	Oct26 -Sep29	Nov21 -Feb25	Oct17 -Oct20	Jun14 -Nov16	Jun13 -Dec14	Oct12 -Oct13	Mar10 -Jul10	Nov08 -Feb09	Jun08 -Aug08
Prepay	100 PSA	150 PSA	200 PSA	250 PSA	275 PSA	300 PSA	500 PSA	800 PSA	1000 PSA

Treasury Mat	6MO	2YR	3YR	5YR	10YR	30YR
Yld	4.692	4.673	4.647	4.575	4.585	4.561

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this information relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov/. The issuer's current effective registration statement may be found at http://www.sec.gov/Archives/edgar/data/1011663/000119312505178099/0001193125-05-178099-index.htm. Additional material information to your decision may also be found at http://www.sec.gov/Archives/edgar/data/1011663/000091412105002094/0000914121-05-002094-index.htm.